EXHIBIT 99.1

EVO Reports Fourth Quarter and Year-End 2018 Results

ATLANTA, March 13, 2019 (GLOBE NEWSWIRE) -- EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or the “Company”) today announced its fourth quarter and year-end 2018 financial results. For the fourth quarter ended December 31, 2018, revenue increased 9% to $150.8 million, compared to $138.6 million in the prior year. On a currency-neutral basis, revenue increased 12% over the prior year. On a GAAP basis for the fourth quarter, net loss attributable to EVO Payments, Inc. was $4.0 million or $0.16 per basic and diluted share. Adjusted EBITDA increased 21% to $44.3 million for the quarter, compared to $36.6 million in the prior year. On a currency-neutral basis, adjusted EBITDA grew 25% over the prior year.

For the twelve months ended December 31, 2018, revenue increased 12% to $564.8 million, compared to $504.8 million in the prior year period. On a currency-neutral basis, revenue increased 11% over the prior year. On a GAAP basis for the year-to-date period, net loss attributable to EVO Payments, Inc. was $14.7 million or $0.70 per basic and diluted share, representing net income from the initial public offering date forward. Adjusted EBITDA increased 16% to $148.4 million for the twelve months ended December 31, 2018, compared to $128.1 million in the prior year. On a currency-neutral basis, adjusted EBITDA grew 15% for the year-to-date period compared with the same period in the prior year. (See Schedule 1 for the Condensed Consolidated Statements of Operations and Schedule 4 for the Reconciliation of GAAP to Non-GAAP measures.)

“We are very pleased with our strong performance in the fourth quarter and 2018 overall,” said James G. Kelly, Chief Executive Officer of EVO. “In 2018, we continued to expand our distribution network through our bank partnerships and tech-enabled relationships. In addition to our revenue growth, our team delivered margin expansion as a result of our continued integration efforts. We remain focused on expanding our tech-enabled product capabilities in both North America and Europe, while continuing to look for new opportunities to expand our distribution footprint in our current and new markets.

Outlook
We expect 2019 full-year reported revenue with the adoption of the new revenue accounting standard (ASC 606) to range from $488 million to $505 million. On an adjusted basis adding back the impact of ASC 606 for comparability, we expect revenue to range from $593 million to $610 million for growth of 5% to 8% over 2018. On a constant currency basis, we expect adjusted revenue growth to be 9% to 12% over 2018 results. Net loss on a GAAP basis is expected to be in the range of $12 million to $9 million compared to a net loss of $99 million in 2018. Adjusted EBITDA is expected to be in a range of $156 million and $163 million, reflecting growth of 6% to 10% over 2018 adjusted EBITDA and 10% to 14% over currency-neutral 2018 adjusted EBITDA. Adjusted EBITDA margin is expected to range from 26.4% to 26.7%, reflecting expansion of 27 to 60 basis points over 2018 currency-neutral adjusted EBITDA margin.

Conference call
EVO’s management will host a conference call for investors at 8:00 a.m. Eastern Time on Wednesday, March 13, 2019 to discuss the results. Participants may access the conference call via the investor relations section of the company’s website at www.evopayments.com, or participants may also dial (877) 356-5729 inside the U.S. and Canada and (629) 228-0718 outside the U.S. and Canada to listen. The conference ID number is 1819469. A recording of the call will be archived on the company's investor relations website following the live call.

Forward-Looking Statements
This release and the accompanying earnings conference call contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current beliefs, assumptions, estimates and expectations, taking into account the information currently available to us and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers; (2) the impact of substantial and increasingly intense competition; (3) the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain; (4) the effects of global economic, political and other conditions; (5) our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection and information security, and consumer protection laws; (6) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks; (7) failures in our processing systems, software defects, computer viruses and development delays; (8) degradation of the quality of the products and services we offer, including support services; (9) risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions; (10) continued consolidation in the banking and payment services industries; (11) increased customer, referral partner, or sales partner attrition; (12) the incurrence of chargebacks; (13) failure to maintain or collect reimbursements; (14) fraud by merchants or others; (15) the failure of our third-party vendors to fulfill their obligations; (16) failure to maintain merchant and sales relationships and financial institution alliances; (17) ineffective risk management policies and procedures; (18) our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants, (19) damage to our reputation, or the reputation of our partners; (20) seasonality and volatility; (21) our inability to recruit, retain and develop qualified personnel; (22) geopolitical and other risks associated with our operations outside of the United States; (23) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (24) increases in card network fees; (25) failure to comply with card networks requirements; (26) a requirement to purchase our eService subsidiary in Poland; (27) changes in foreign currency exchange rates; (28) future impairment charges; (29) risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks; (30)  changes to, or the potential phasing out of, LIBOR; (31) restrictions imposed by our credit facilities and outstanding indebtedness; (32) participation in accelerated funding programs; (33) failure to enforce and protect our intellectual property rights; (34) failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy and financial institutions; (35) impact of new or revised tax regulations; (36) legal proceedings; (37) our dependence on distributions from EVO, LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners; (38) our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent; (39) the risk that we could be deemed an investment company under the 1940 Act; (40) the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders; (41) certain provisions of Delaware law and anti-takeover provisions in our organizational documents could delay or prevent a change of control; (42) the effect of the Jumpstart our Business Startups Act of 2012 which allows us to reduce our SEC disclosure and postpone compliance with certain laws and regulations intended to protect investors; (43) certain provision in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity; (44) our ability to establish and maintain effective internal control over financial reporting and disclosure controls and procedures; (45) changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and (46) the other risks and uncertainties contained from time to time in our filings with the SEC, including our quarterly reports on Form 10-Q and our annual report on From 10-K. We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, segment profit, net income/(loss) and earnings per share information determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release to assist with evaluating performance.  The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies.  Management uses these adjusted financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons.  Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation.  The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of financial performance of the Company’s core business by presenting the Company’s results without giving effect to equity-based compensation, giving pro forma effect to the Company’s going forward effective tax rate following its Up-C reorganization, costs related to restructuring transactions, acquisition costs and other transitionary costs.  This release also contains information on various financial measures presented on a currency-neutral basis.  The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance without taking into account fluctuations caused by currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release. The Company also presents adjustments to its reported segment profit in this release. Segment profit is adjusted to exclude the impact of share-based compensation, transition, acquisition-related and integration costs.

Adjusted EBITDA is a non-GAAP measure presented in this release. Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

Adjusted EBITDA is included in this release because it is a key metric used by the Company’s management and board of directors to assess the Company’s financial performance. The presentation of Adjusted EBITDA is intended to provide additional information to investors about the Company’s results of operations that management utilizes on an ongoing basis to assess the Company’s core operating performance.  Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in the industry.

Adjusted EBITDA is defined as income before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of share-based compensation, transition, acquisition-related and integration costs. The calculation of adjusted EBITDA has limitations as an analytical tool, including: (a) it does not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) it does not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) it does not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider. EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across North America and Europe. As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO Payments, Inc.
Contact:
Sarah Jane Perry
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	% change	2018	2017	% change

Revenue	$150,823	$138,585	9%	$564,754	$504,750	12%
Operating expenses:
Cost of services and products, exclusive of depreciation and amortization shown separately below	47,549	45,170	5%	189,375	164,480	15%
Selling, general and administrative	68,371	58,101	18%	311,353	220,971	41%
Depreciation and amortization	25,876	18,657	39%	87,184	74,136	18%
Impairment of intangible assets	14,627	-	n/a	14,627	-	n/a
Total operating expenses	156,423	121,928	28%	602,539	459,587	31%
Income (loss) from operations	(5,600)	16,657	(134%)	(37,785)	45,163	(184%)
Other (expense) income:
Interest income	597	538	11%	2,219	1,489	49%
Interest expense	(12,306)	(16,360)	(25%)	(59,759)	(62,876)	(5%)
Income from investment in unconsolidated investees	788	205	284%	1,513	941	61%
(Loss) gain on acquisition of unconsolidated investee	(255)	-	n/a	8,404	-	n/a
Other expense, net	(35)	(214)	(84%)	(2,998)	(477)	529%
Total other expense	(11,211)	(15,831)	(29%)	(50,621)	(60,923)	(17%)
(Loss) income before income taxes	(16,811)	826	(2135%)	(88,406)	(15,760)	461%
Income tax expense	(2,470)	(1,854)	33%	(10,444)	(16,588)	(37%)
Net loss	(19,281)	(1,028)	1776%	(98,850)	(32,348)	206%
Less: Net income attributable to non-controlling interests in consolidated entities	(2,262)	(2,875)	(21%)	(6,696)	(7,894)	(15%)
Net loss attributable to EVO Investco, LLC		$(3,903)			$(40,242)
Less: Net loss attributable to non-controlling interests in EVO Investco, LLC	17,506			90,834
Net loss attributable to EVO Payments, Inc.	$(4,037)			$(14,712)

Earnings per share
Basic	$(0.16)			$(0.70)
Diluted	$(0.16)			$(0.70)
Weighted average Class A common stock outstanding
Basic	25,595,780			21,081,447
Diluted	25,595,780			21,081,447

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Consolidated Balance Sheets (unaudited)

(in thousands, except share and interest data)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$350,697	$205,142
Accounts receivable, net	13,248	15,881
Other receivables	56,518	55,345
Due from related parties	1,871	2,625
Inventory	8,867	11,210
Settlement processing assets	248,330	439,269
Other current assets	11,817	20,941
Total current assets	691,348	750,413
Equipment and improvements, net	103,046	96,587
Goodwill	353,011	311,678
Intangible assets, net	290,139	313,483
Investment in unconsolidated investees	1,753	1,379
Due from related parties	915	109
Deferred tax asset	72,296	9,057
Other assets	21,879	25,592
Total assets	$1,534,387	$1,508,298

Liabilities and Shareholders'/Members' Equity (Deficit):
Current liabilities:
Settlement lines of credit	$41,819	$28,563
Current portion of long-term debt	7,191	75,008
Accounts payable	48,935	61,149
Accrued expenses	112,281	89,601
Settlement processing obligations	428,328	484,518
Due to related parties	4,824	7,847
Total current liabilities	643,378	746,686
Long-term debt, net of current portion	676,865	760,946
Due to related parties	385	675
Deferred tax liability	13,519	11,011
Tax receivable agreement obligations	47,221	-
ISO reserves	2,684	2,611
Other long-term liabilities	2,924	4,634
Total liabilities	1,386,976	1,526,563
Commitments and contingencies
Redeemable non-controlling interests	1,010,093	148,266
Shareholders'/members' equity (deficit):
Investco, LLC Units, Outstanding - 0 and 12,371 units at December 31, 2018 and December 31, 2017 respectively.	-	135,166
Class A common stock (par value $0.0001), Authorized - 200,000,000 and 0 shares, Issued and Outstanding - 26,025,189 and 0 shares at December 31, 2018 and December 31, 2017 respectively.	3	-
Class B common stock (par value $0.0001), Authorized - 40,000,000 and 0 shares, Issued and Outstanding - 35,913,538 and 0 shares at December 31, 2018 and December 31, 2017 respectively.	4	-
Class C common stock (par value $0.0001), Authorized - 4,000,000 and 0 shares, Issued and Outstanding - 2,461,055 and 0 shares at December 31, 2018 and December 31, 2017 respectively.	-	-
Class D common stock (par value $0.0001), Authorized - 32,000,000 and 0 shares, Issued and Outstanding - 16,785,552 and 0 shares at December 31, 2018 and December 31, 2017 respectively.	1	-
Additional paid-in capital	178,176	-
Accumulated deficit attributable to Class A common stock	(223,799)	-
Accumulated deficit attributable to members of EVO Investco, LLC	-	(237,330)
Accumulated other comprehensive loss	(2,993)	(67,679)
Total shareholders'/members' equity (deficit)	(48,608)	(169,843)
Nonredeemable non-controlling interests	(814,074)	3,312
Total deficit	(862,682)	(166,531)
Total liabilities and deficit	$1,534,387	$1,508,298

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Consolidated Statement of Cash Flows (unaudited)

(in thousands)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(98,850)	$(32,348)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	87,184	74,136
Loss on sale of investments	-	1,308
Amortization of deferred financing costs	8,528	3,197
Loss on extinguishment of debt	2,055	-
Share-based compensation expense	55,519	-
Impairment of intangible assets	14,627	-
Gain on acquisition of unconsolidated investee	(8,404)	-
Deferred taxes	(1,778)	11,514
Other	1	2,260
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	3,141	(10,243)
Other receivables	(1,563)	5,898
Inventory	2,049	(1,378)
Other current assets	(4,018)	(9,407)
Other assets	2,948	7,093
Related parties	(498)	(5,155)
Accounts payable	(12,426)	2,330
Accrued expenses	15,509	6,907
Settlement processing funds, net	137,898	(48,080)
Other	76	178
Net cash provided by operating activities	201,998	8,210
Cash flows from investing activities:
Restricted cash	-	125,000
Acquisition of businesses, net of cash acquired	(56,193)	(124,964)
Purchase of equipment and improvements	(48,751)	(42,021)
Acquisition of intangible assets	(20,704)	(17,310)
Net proceeds from sale of investments	-	205
Issuance of notes receivable	(37)	-
Collections of notes receivable	120	974
Net cash used in investing activities	(125,565)	(58,116)
Cash flows from financing activities:
Proceeds from long-term debt	774,359	854,135
Repayments of long-term debt	(853,487)	(868,990)
Deferred financing costs paid	(3,903)	(1,232)
Contingent consideration paid	(2,505)	(282)
Consideration paid for additional shares in a consolidated subsidiary	-	(3,962)
Deferred cash consideration paid	(65,000)	(5,000)
Acquisition of additional non-controlling interest	(16,916)	-
Distribution to non-controlling interests holders	(7,577)	(5,722)
IPO proceeds, net of underwriter fees	231,500	-
Tax withholdings related to net share settlement of share-based payments	(795)	-
Secondary offering proceeds, net of underwriter fees	24,967	-
Contributions by members	-	71,250
Distribution to members	-	(1,726)
Net cash provided by financing activities	80,643	38,471
Effect of exchange rate changes on cash and cash equivalents	(11,521)	13,253
Net increase in cash and cash equivalents	145,555	1,818
Cash and cash equivalents, beginning of year	205,142	203,324
Cash and cash equivalents, end of year	$350,697	$205,142

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Reconciliation of GAAP to Non-GAAP measures

(in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	% change	2018	2017	% change

Revenue	$150,823	$138,585	9%	$564,754	$504,750	12%
Currency impact[1]	-	(3,478)	n/a	-	6,090	n/a
Currency-neutral revenue	150,823	135,107	12%	564,754	510,840	11%

Net loss	(19,281)	(1,028)	1776%	(98,850)	(32,348)	206%
Net loss attributable to non-controlling interests in consolidated entities	(2,262)	(2,875)	(21%)	(6,696)	(7,894)	(15%)
Income tax expense	2,470	1,854	33%	10,444	16,588	(37%)
Interest expense, net	11,709	15,822	(26%)	57,540	61,387	(6%)
Depreciation and amortization	25,876	18,657	39%	87,184	74,136	18%
Share-based compensation[2]	1,595	-	n/a	54,880	-	n/a
Transition, acquisition and integration costs[3]	24,237	4,190	478%	43,899	16,200	171%
Adjusted EBITDA	44,344	36,620	21%	148,401	128,069	16%
Currency impact[1]	-	(1,272)	n/a	-	1,116	n/a
Currency-neutral adjusted EBITDA	$44,344	$35,348	25%	$148,401	$129,185	15%

[1] Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
[2] Represents $1.6 million of share-based compensation costs related to vesting of share-based awards for the three months ended December 31, 2018, and $55.5 million in share-based compensation costs for the twelve months ended December 31, 2018, largely related to vesting upon completion of the IPO, plus a $0.3 million payroll tax expense, less a $0.9 million non-controlling interest component.
[3] For the three months ended December 31, 2018, earnings adjustments include $0.9 million of employee termination benefits, and $8.7 million of acquisition related and integration costs, and a $14.6 million impairment of intangible assets. For the three months ended December 31, 2017, earnings adjustments include $2.7 million of employee termination benefits and $1.5 million of transaction and acquisition related costs. For the year ended December 31, 2018, earnings adjustments include $7.3 million of employee termination benefits, $4.0 million of a strategic advisory fee, $26.4 million of acquisition related and integration costs, the adjustment of the $8.4 million gain related to the fair value mark-up on the acquisition of a previously minority owned subsidiary, and a $14.6 impairment of intangible assets. For the year ended December 31, 2017, earnings adjustments include $6.7 million of employee termination benefits, and $9.5 million of transaction and acquisition related costs.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Segment Information (unaudited)

(dollar amount in thousands, transactions in millions)

	Three Months Ended December 31,
	2018	Adjustment[1]	2018 Adjusted	2017	Adjustment[2]	Fx impact[3]	2017 Adjusted	% change
Transactions:
North America	246.5			235.5				5%
Europe	575.1			470.0				22%
Total	821.6			705.5				16%

Segment revenue:
North America	$87,794			$82,078	$-	$(1,270)	$80,808	9%
Europe	63,029			56,507	-	(2,207)	54,300	16%
Total	150,823			138,585	-	(3,477)	135,108	12%

Segment profit:
North America	11,762	19,701	31,463	25,749	2,184	(730)	27,203	16%
Europe	18,538	1,610	20,148	13,348	-	(542)	12,806	57%
Corporate	(9,552)	2,285	(7,267)	(6,667)	2,006	-	(4,661)	56%
Total	$20,748	$23,596	$44,344	$32,430	$4,190	$(1,272)	$35,348	25%

[1] For the three months ended December 31, 2018, North America segment profit adjustment includes $0.2 million of employee termination benefits, $4.9 million of acquisition and integration related costs and a $14.6 million impairment of intangible assets. Europe segment profit adjustment includes $0.7 million of employee termination benefits, and $0.9 million of acquisition and integration costs. Corporate adjustments include $2.3 million of acquisition and integration charges.
[2] For the three months ended December 31, 2017, North America segment profit adjustment includes $2.2 million of employee termination benefits. Corporate and other adjustments include $0.5 million of employee termination benefits and $1.5 million of transaction and acquisition related costs. Segment profit excludes share-based compensation and therefore is not included in the adjustment totals.
[3] Fx impact adjusts prior year results using current year average period fx rates.

	Year Ended December 31,
	2018	Adjustment[1]	2018 Adjusted	2017	Adjustment[2]	Fx impact[3]	2017 Adjusted	% change
Transactions:
North America	955.1			913.1				5%
Europe	2,140.9			1,732.4				24%
Total	3,096.0			2,645.5				17%

Segment revenue:
North America	$320,481	$-	$320,481	$299,034	$-	$(2,144)	$296,890	8%
Europe	244,273	-	244,273	205,716	-	8,234	213,950	14%
Total	564,754	-	564,754	504,750	-	6,090	510,840	11%

Segment profit:
North America	85,377	19,626	105,003	82,758	7,109	(1,230)	88,637	18%
Europe	61,195	4,710	65,905	54,843	876	2,346	58,065	14%
Corporate	(41,431)	18,924	(22,507)	(25,732)	8,215	-	(17,517)	28%
Total	$105,141	$43,260	$148,401	$111,869	$16,200	$1,116	$129,185	15%

[1] For the year ended December 31, 2018, North America segment profit adjustments include $4.0 million of employee termination benefits, and $9.4 million of acquisition and integration related costs, a reduction of a $8.4 million gain from the fair value markup on the acquisition of a previously minority owned subsidiary, and a $14.6 million impairment of intangible assets. Europe segment profit adjustment includes $3.1 million of employee termination benefits and $1.6 million of acquisition and integration costs. Corporate adjustments include $18.9 million of acquisition and integration charges.
[2] For the year ended December 31, 2017, North America segment profit adjustment includes $5.5 million of employee termination benefits, and $1.6 million of transaction and acquisition related costs. Europe segment earnings adjustment includes $0.9 million of transaction and acquisition related costs. Corporate and other adjustments include $1.0 million of employee termination benefits and $7.2 million of transaction and acquisition related costs. Segment profit excludes share-based compensation and therefore is not included in the adjustment totals.
[3] Fx impact adjusts prior year results using current year average period fx rates.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Pro Forma Adjusted Net Income (unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	% change	2018	2017	% change

Net loss	$(19,281)	$(1,028)	1776%	$(98,850)	$(32,348)	206%
Net loss attributable to non-controlling interests in consolidated entities	(2,262)	(2,875)	(21%)	(6,696)	(7,894)	(15%)
Non-GAAP adjustments:			n/a
Income tax expense	2,470	1,854	33%	10,444	16,588	(37%)
Share-based compensation[1]	1,595	-	n/a	54,880	-	n/a
Transition, acquisition and integration costs[2]	24,237	4,190	478%	51,147	16,200	216%
Acquisition intangible amortization[3]	12,361	11,294	9%	44,574	43,580	2%
Non-GAAP adjusted income before taxes	19,120	13,435	42%	55,499	36,126	54%
Income taxes at pro forma tax rate[4]	(4,461)	(4,796)	(7%)	(12,948)	(12,897)	0%
Pro forma adjusted net income	$14,659	$8,639	70%	$42,551	$23,229	83%

Pro forma adjusted net income per share[5]	$0.18			$0.52

[1] Represents $1.6 million of share-based compensation costs incurred with the completion of the initial public offering, for the three months ended December 31, 2018, and $55.5 million of share-based compensation for the year ended December 31, 2018, plus a $0.3 million payroll tax expense less a $0.9 million non-controlling interest component.
[2] For the three months ended December 31, 2018, earnings adjustments include $0.9 million of employee termination benefits, and $8.7 million of acquisition and integration related costs, and a $14.6 million impairment of intangible assets. For the three months ended December 31, 2017, earnings adjustments include $2.7 million of employee termination benefits and $1.5 million of transaction and acquisition related costs. For the year ended December 31, 2018, earnings adjustments include $7.3 million of employee termination benefits, $4.0 million of a strategic advisory fee, $9.2 million of debt extinguishment and modification costs, $24.4 million of acquisition and integration costs, reduction of a $8.4 million gain related to the fair value mark-up on the acquisition of a previously minority owned subsidiary, and a $14.6 impairment of intangible assets. For the year ended December 31, 2017, earnings adjustments include $6.7 million of employee termination benefits, and $9.5 million of transaction and acquisition related costs.
[3] Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[4] Pro forma corporate income tax expense calculated using 23.3% and 35.7% for 2018 and 2017, respectively, based on blended federal and state tax rates and utilizing the Tax Reform Act for 2018 federal rates.
[5] Uses adjusted shares outstanding including an additional 55.2 million Class B, C, D shares, unvested restricted units, and unvested options that are excluded from the GAAP diluted share count.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 7 - Outlook summary (unaudited)

(in millions, except per share data)

			Reported	Constant fx
	2019 Outlook	2018 Actual	% Change	% Change

Revenue	$488 to $505	$565	NM	NM
Network fees[1]	105	-
Adjusted revenue	$593 to $610	$565	5% - 8%	9% - 12%

GAAP net loss	($12) to ($9)	$(99)
Adjustments[2]	168 to 172	247
Adjusted EBITDA	$156 to $163	$148	6% - 10%	10% - 14%

GAAP net loss per share attributable to EVO	($0.26) to ($0.21)	$(0.70)
Adjustments[3]	$0.79 to $0.77	$1.21
Pro forma adjusted net income per share[4]	$0.53 to $0.56	$0.52	2% - 8%	11% - 17%

[1] Effective January 1, 2019, EVO adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount. For 2018, payment network fees were presented within operating expenses and in 2019 payment network fees are presentation as a reduction of revenue. As a result, adjusted revenue for 2019 is presented on a basis that is comparable to the prior year.

[2] 2019 represents an estimated range of adjustments to reconcile net loss to adjusted EBITDA. These adjustments include a) net loss attributable to non-controlling interests in consolidating entities, b) income tax expense, c) net interest expense, d) depreciation and amortization, e) share-based compensation, and f) costs related to transition, acquisition or integration activities.

[3] 2019 represents an estimated range of adjustments to reconcile net loss to pro forma adjusted net income per share. These adjustments include a) income tax expense, b) share-based compensation costs, c) costs related to transition, acquisition or integration activities, d) the inclusion of amortization of intangible assets acquired in business combinations and other customer portfolio and related asset acquisitions and e) adjustments to income to reflect an effective pro forma corporate tax rate of 23.1%. 2018 includes adjustments as described in Schedule 6 which reconcile net loss to pro forma adjusted net income per share. GAAP net loss per share uses Class A share counts and pro forma adjusted net income per share uses adjusted share counts as the denominator including an additional 55.8 million shares inclusive of Class B, C, D, unvested restricted units, and unvested options that are excluded from the GAAP basic share count.

[4] 2019 pro forma adjusted net income per share is impacted by $0.18 of additional depreciation expense associated with acquisitions, strong international growth including the Poland cashless initiative, and periodic terminal compliance upgrade requirements, offset by a net $0.04 related to lower interest expense associated with the partial year impact of the IPO-related debt payoff, and higher interest expense associated with the partial year impact of 2018 interest rate increases.